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                                  EXHIBIT 21.1

               SUBSIDIARIES OF FELCOR SUITES LIMITED PARTNERSHIP


The following lists all of the subsidiaries of FelCor Suites Limited Partnership by name, state of organization and type of entity:

                                                             STATE OF
       NAME OF SUBSIDIARY                                  ORGANIZATION      TYPE OF ENTITY
       ------------------                                  ------------      --------------
       FelCor/CSS Hotels, L.L.C.                           Delaware          Limited Liability Company

       FelCor/LAX Hotels, L.L.C.                           Delaware          Limited Liability Company

       FelCor/CSS Holdings, L.P.                           Delaware          Limited Partnership

       FelCor/St. Paul Holdings, L.P.                      Delaware          Limited Partnership

       FelCor/LAX Holdings, L.P.                           Delaware          Limited Partnership

       Los Angeles International Airport Hotel             Texas             Limited Partnership
       Associates, a Texas limited partnership

       Promus/FelCor Lombard Venture                       Illinois          General Partnership

       MHV Joint Venture                                   Texas             General Partnership

       Promus/FelCor Parsippany Venture                    New Jersey        General Partnership

       E. S. Charlotte Limited Partnership                 Minnesota         Limited Partnership

       E.S. North, an Indiana Limited Partnership          Indiana           Limited Partnership

       Promus/FCH Development Company, L.L.C.              Delaware          Limited Liability Company

       Promus/FCH Condominium Company, L.L.C.              Delaware          Limited Liability Company

       FelCor Eight Hotels, L.L.C.                         Delaware          Limited Liability Company

       EPT Atlanta-Perimeter Center Limited Partnership    Delaware          Limited Partnership

       EPT Austin Limited Partnership                      Delaware          Limited Partnership

       EPT Covina Limited Partnership                      Delaware          Limited Partnership

       EPT Kansas City Limited Partnership                 Delaware          Limited Partnership

       EPT Meadowlands Limited Partnership                 Delaware          Limited Partnership

       EPT Overland Park Limited Partnership               Delaware          Limited Partnership

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

                                                             STATE OF
       NAME OF SUBSIDIARY                                  ORGANIZATION      TYPE OF ENTITY
       ------------------                                  ------------      --------------
       EPT Raleigh Limited Partnership                     Delaware          Limited Partnership

       EPT San Antonio Limited Partnership                 Delaware          Limited Partnership

       FCH/DT Hotels, L.L.C.                               Delaware          Limited Liability Company

       FCH/DT Holdings, L.P.                               Delaware          Limited Partnership

       FCH/DT BWI Holdings, L.P.                           Delaware          Limited Partnership

       Kingston Plantation Development Corp.               Delaware          Corporation

       FCH/PSH, L.P.                                       Pennsylvania      Limited Partnership

       FelCor/Charlotte Hotel, L.L.C.                      Delaware          Limited Liability Company

       FelCor/Indianapolis Hotel, L.L.C.                   Delaware          Limited Liability Company

       Promus/FelCor San Antonio Venture                   Texas             General Partnership

       Promus/FelCor Hotels, L.L.C.                        Delaware          Limited Liability Company

       Promus/FelCor Manager, Inc.                         Delaware          Corporation